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                         OPINION OF HERBERT HENRYSON II



                                                                       Exhibit 5


The Board of Directors
Honeywell Inc.
Honeywell Plaza
Minneapolis, Minnesota 55408

Ladies and Gentlemen:

     This opinion is being furnished to you in connection with the proposed registration of 2,000,000 shares (the "Shares") of Common Stock, $1.50 par value of Honeywell Inc. (the "Company"). In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following:

     1.   The Restated Certificate of Incorporation of the Company.

     2.   The Bylaws of the Company.

     3. A resolution of the Board of Directors of the Company adopted on April 20, 1993 (the "Resolution").

     4. The Stock Option Pledge Agreement (the "Option") between the Company and Honeywell Foundation dated as of April 20, 1993.

     5. The Registration Statement on Form S-3, including exhibits (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof in connection with the registration of the Shares under the Securities Act of 1933, as amended.

     I have also examined such documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.

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     In such examination, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons.

     I am admitted to practice in the State of New York and I express no opinion as to the laws of any other jurisdiction other than the corporate laws of the State of Delaware and the securities laws of the United States of America to the extent referenced herein.

     Based on the foregoing, I am of the opinion that upon exercise of the Option in accordance with the terms thereof and the issuance of the Shares, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of the Shares" contained in the Prospectus included therein. Except as otherwise provided herein, this opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express permission.


Dated:   December 30, 1994


                                        Very truly yours,



                                         /s/  Herbert Henryson II
                                        -----------------------------------
                                        Herbert Henryson II